Exhibit 23.02

              Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Long Term Stock Incentive Plan and the 1998 Executive Officer Incentive Plan of Zilog Inc. of our report dated January 18, 1999, with respect to the consolidated financial statements and schedule of Zilog Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                       /s/ Ernst & Young LLP

San Jose, California
June 25, 1999